EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

                                                                 Five
                                                 Year           Months         Year           Year
                                                 Ended           Ended         Ended          Ended
                                               March 31,       March 31,     March 29,      March 28,
                                               1995 (1)        1995 (1)      1996 (1)       1997 (1)
                                               ---------       ---------     ---------      ---------
                                              (Pro Forma)
Weighted average number of common and
 common equivalent shares outstanding:
    Weighted average number of shares of
      common stock outstanding during the
      period (2)                               3,500,000      3,500,000      3,500,000      4,549,094
    Incremental shares assumed to be
      outstanding related to common stock
      options granted and outstanding,
      excluding options granted within
      twelve months of initial public
      offering                                      --             --          345,250        567,580
    Incremental shares assumed to be
      outstanding related to common
      stock options granted within
      twelve months of initial public
      offering                                    89,000         89,000         89,000           --
    Incremental shares assumed to be
      outstanding related to common stock
      warrants issued and outstanding               --             --           40,000        603,941
    Shares of common stock assumed to be
      purchased upon exercise of
      outstanding options and warrants(3)        (47,222)       (47,222)      (103,361)      (940,352)
                                             -----------    -----------    -----------    -----------
Weighted average number of common
  and common equivalent shares
  outstanding - Primary earnings per           3,541,778      3,541,778      3,870,889      4,780,263
  share
Adjustment of number of shares assumed
  to be purchased upon exercise of options
  and warrants based on the closing market          --             --             --             --
  price
                                             -----------    -----------    -----------    -----------
Weighted average number of common
  and common equivalent shares
  outstanding - Earnings per share
  assuming full dilution                       3,541,778      3,541,778      3,870,889      4,780,263
                                             ===========    ===========    ===========    ===========

Net income (loss)                            $(1,599,000)   $(1,065,581)   $ 1,177,371    $ 1,010,659
Adjustment of interest expense,
 net of tax effect, related to
 assumed repayment of debt
 obligations due to 20% limitation
 on purchase of shares upon exercise
 of outstanding options and warrants                --             --             --           18,785
                                             -----------    -----------    -----------    -----------
Net income (loss) as adjusted                $(1,599,000)   $(1,065,581)   $ 1,177,371    $ 1,029,444
                                             ===========    ===========    ===========    ===========
Net income (loss) per share:
  Primary                                    $     (0.45)   $     (0.30)   $      0.30    $      0.22
                                             ===========    ===========    ===========    ===========
  Assuming full dilution                     $     (0.45)   $     (0.30)   $      0.30    $      0.22
                                             ===========    ===========    ===========    ===========

(1) Computations do not reflect exercise of outstanding options and warrants if the effect thereof is anti-dilutive except for the year ended March 28, 1997 as required by Accounting Principles Board Opinion No. 15 (APB #15) under the modified treasury stock method, and except as required by Securities and Exchange Commission Accounting Bulletin Topic 4D, stock options granted during the twelve months prior to the Company's initial public offering at prices below the public offering price have been included in the calculation of weighted average shares of common stock as if they were outstanding as of the beginning of the periods presented.

(2) Except for the year ended March 28, 1997, the weighted average of number of shares common stock outstanding represents the number of shares of common stock issued pursuant to the terms of an Investment Agreement between the Company, Wexford Partners Fund, L.P., Acor S.A., and Firlane Business Corp. dated October 31, 1994.

(3) Shares of common stock assumed to be purchased with proceeds upon exercise of outstanding options and warrants is based on the average market price of the Company's common stock during the period and is limited to 20% of the number of common shares outstanding at the end of the period, if applicable in accordance with APB #15.


                                      179